Exhibit 10.1

SECOND AMENDMENT TO AMENDED

AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the “Second Amendment”), dated as of August 21, 2015, amends that certain Amended and Restated Credit Agreement, dated as of June 12, 2013, as amended by a First Amendment thereto dated December 20, 2013 and a Consent to Reporting Extension dated July 23, 2015 (collectively, the “Credit Agreement”), by and among ADVANCED DRAINAGE SYSTEMS, INC., a Delaware corporation (the “Borrower”), the GUARANTORS (as defined in the Credit Agreement), the LENDERS (as defined in the Credit Agreement) PARTY THERETO, and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Borrower has requested modifications to the Credit Agreement to address changes to its financial statements which will result from certain leases of the Loan Parties being re-characterized from operating leases to capital leases, and the Lenders have agreed to such modifications, subject to the terms and conditions herein.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements herein contained and intending to be legally bound hereby, covenant and agree as follows:

1. Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

2. Amendments to Credit Agreement.

(a) The following definitions set forth in Section 1.1 [Certain Definitions] of the Credit Agreement are amended and restated as follows:

“Collateral shall mean the collateral in which a Lien is granted to the Collateral Agent under any of the (i) Security Agreement or (ii) Pledge Agreement, which shall in any event not include: (v) equity interests in Domestic Subsidiaries which are Foreign Holding Companies, (w) any assets not located in the United States (other than assets which Liens against can be perfected against by the filing of a UCC financing statement), (x) any assets owned by a Foreign Subsidiary, and (y) any right, title and interest of any Loan Parties or Subsidiaries of the Loan Parties in any fee or leasehold interest in real property.”

“Daily LIBOR Rate shall mean, for any day, the rate per annum determined by the Administrative Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the LIBOR Reserve Percentage on such day. Notwithstanding the foregoing, if the Daily LIBOR Rate as determined under any method above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement”

“Fixed Charge Coverage Ratio shall mean for any period of determination, the ratio of (a) Consolidated EBITDAE for such period of determination, minus the amount of payments in cash made during such period of determination with respect to Non-Financed Capital Expenditures, minus cash income taxes paid during such period of determination, to (b) Fixed Charges for such period of determination. For the avoidance of doubt, any make-whole payment or yield maintenance payment required in connection with the prepayment of the Senior Notes (2010) or any other Indebtedness after the Closing Date shall be included in the denominator of the foregoing ratio as a component of cash interest expense.”

“Fixed Charges shall mean for any fiscal period of determination the sum of (i) cash interest expense, plus (ii) scheduled principal payments on Indebtedness, plus (iii) such portion of Capital Distributions pursuant to the ESOP exceeding $10,000,000 during any fiscal year (excluding the Capital Distributions with respect to the ESOP Dividends on Unallocated Shares), in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP. In connection with the Loan Parties’ financial statements characterizing the Fleet Leases and Aircraft Leases as capital leases, for purposes of this Agreement the calculation of Fixed Charges resulting from such characterization shall only apply to the Fixed Charge Coverage Ratio as calculated at the fiscal year ended March 31, 2015 and at the end of each fiscal quarter thereafter.”

“Fleet Leases shall mean those equipment leases entered into by Loan Parties with respect to leased trucks, trailers, cars, forklifts, and other rolling stock previously characterized as operating leases on the Loan Parties’ financial statements and which will be characterized as capital leases for purposes of the Borrower’s March 31, 2015 financial statements and subsequent financial statements.”

“Indebtedness shall mean, as to any Person at any time, without duplication, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, (iv) obligations under any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (v) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including, for purposes of this definition, trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness), or (vi) any Guaranty of Indebtedness for borrowed money.”

“Leverage Ratio shall mean ratio of consolidated total Indebtedness of the Borrower and its Subsidiaries (excluding (i) any Indebtedness arising from reimbursement obligations (contingent or otherwise) under standby Letters of Credit in an aggregate amount not exceeding $10,000,000 and (ii) obligations with respect to interest rate swaps, fuel hedges and other commodity hedging arrangements and related marked-to-market liabilities, but including termination obligations arising by reason of the termination or close out of such interest rate swaps, fuel hedges and other commodity hedge arrangements the value of which being determined as of such time of such termination or close out in accordance with the terms of such agreements) to Consolidated EBITDAE, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended. In connection with the Loan Parties’ financial statements characterizing the Fleet Leases and Aircraft Leases as capital leases, for purposes of this Agreement the calculation of the Leverage Ratio resulting from such characterization shall only apply to the Leverage Ratio as calculated at the fiscal year ended March 31, 2015 and at the end of each fiscal quarter thereafter.”

“LIBOR Rate shall mean, with respect to the Loans comprising any Borrowing Tranche to which the LIBOR Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (for purposes of this definition, an “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage. Notwithstanding the foregoing, if the LIBOR Rate as determined under any method above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.

The LIBOR Rate shall be adjusted with respect to any Loan to which the LIBOR Rate Option applies that is outstanding on the effective date of any change in the LIBOR Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrower of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.”

(b) Clause (viii) in the definition of Permitted Liens set forth in Section 1.1 [Certain Definitions] of the Credit Agreement is amended and restated as follows:

“(viii) Purchase Money Security Interests (including security interests in connection with capitalized leases); provided that the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests shall not exceed $100,000,000 in the aggregate at any one time outstanding (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on Schedule 1.1 (P));”

(c) The following new definitions are hereby inserted in Section 1.1 [Certain Definitions] of the Credit Agreement in alphabetical order:

“Aircraft Leases shall mean those equipment leases entered into by Loan Parties with respect to corporate aircraft previously characterized as operating leases on the Loan Parties’ financial statements and which will be characterized as capital leases for purposes of the Borrower’s March 31, 2015 financial statements and subsequent financial statements.”

“Non-Financed Capital Expenditures shall mean Capital Expenditures which are purchased by the Borrower and its Subsidiaries with available cash and which are not paid for or financed through capital leases, purchase money financing, installment purchase financing or with the proceeds of the Revolving Credit Loans.”

“Second Amendment shall mean the Second Amendment to Amended and Restated Credit Agreement, dated as of August 21, 2015.”

“Second Amendment Effective Date shall mean the date upon which the Second Amendment became effective pursuant to its terms.”

(d) Section 1.3 [Accounting Principles] of the Credit Agreement is hereby amended and restated as follows:

“1.3 Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2 [Negative Covenants] shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing Statements referred to in Section 6.1.6(i) [Historical Statements]. In the event of any change after the date hereof in GAAP, and if such change would affect the computation of any of the financial covenants set forth in Section 8.2 [Negative Covenants] or would affect the Loan Parties’ compliance with the negative covenant set forth in Section 8.2.2 [Liens; Lien Covenants], then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants or other negative covenant in a manner that would preserve the original intent thereof, but would allow compliance therewith to be determined in accordance with the Borrower’s financial statements at that time, provided that, until so amended such financial covenants shall continue to be computed in accordance with GAAP prior to such change therein.”

3. Waivers. The Lenders hereby waive any Potential Default or Event of Default that may exist as a result of: (i) the financial statements of the Loan Parties delivered to the Lenders pursuant to 6.1.6 [Financial Statements], Section 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements] for all periods prior to the fiscal year ending March 31,

2015, not having been prepared in accordance with GAAP on account of the Fleet Leases and Aircraft Leases having previously been characterized as operating leases, (ii) any violation of the negative covenant set forth in Section 8.2.1(iii) [Indebtedness] resulting from treating Fleet Leases and Aircraft Leases as capital leases for any period prior to the fiscal year ending March 31, 2015, (iii) any violation of Section 8.3.3 [Certificate of the Borrower], Section 8.3.4.1 [Default], Section 8.3.4.4 [Erroneous Financial Information] as well Section 7.2 [Each Loan or Letter of Credit], (iv) any violation of the Credit Agreement or any other Loan Document resulting from the Loan Parties’ prior delivery of Compliance Certificates or other reports to the Lenders which treated the Fleet Leases and Aircraft Leases as operating leases rather than capital leases, and (v) the occurrence of a “Liquidity Event” (as defined in the Intercreditor Agreement). The foregoing waiver is limited to the specific representations, covenants and reporting documents referenced in such waiver and does not represent any intent on the part of the Lenders to grant any future waivers.

4. Conditions Precedent. The Borrower, the Guarantors and the Lenders acknowledge that this Second Amendment shall not be effective until the date each of the following conditions precedent has been satisfied (such date is referred to herein as the “Second Amendment Effective Date”):

(a) The Borrower, the Guarantors, the Required Lenders, and the Administrative Agent shall have executed, and delivered to the Administrative Agent, this Second Amendment;

(b) The Senior Noteholders (2010) under the Amended and Restated Private Shelf Agreement for the Borrower’s 5.60% Senior Series A Secured Notes due September 24, 2018 and 4.05% Senior Series B Secured Notes due September 24, 2019 have executed and delivered an amendment to such Amended and Restated Private Shelf Agreement between such Senior Noteholders (2010) and the Borrower pursuant to which such Amended and Restated Private Shelf Agreement is amended to be consistent with the amendments of the Credit Agreement as set forth in this Second Amendment;

(c) The Borrower and each Guarantor, by its execution and delivery of this Second Amendment, shall have and be deemed to have certified to the Administrative Agent and the Lenders that the certificates dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Borrower or such Guarantor, as applicable, on behalf of itself and the Guarantors, remain true, correct and complete on and as of the Second Amendment Effective Date;

(d) Since March 31, 2015, no Material Adverse Change shall have occurred with respect to the Borrower or any of the Guarantors;

(e) The Borrower and the Guarantors shall have obtained all approvals and consents necessary to consummate the transactions contemplated by this Second Amendment;

(f) The Borrower shall have reimbursed the Administrative Agent all fees and expenses, including without limitation, reasonable attorneys’ fees, for which the Administrative Agent is entitled to be reimbursed; and

(g) All legal details and proceedings to be consummated and/or otherwise completed as of the Second Amendment Effective Date in connection with the transactions contemplated by this Second Amendment and all other Loan Documents to be delivered to the Lenders shall be in form and substance reasonably satisfactory to the Administrative Agent.

5. Incorporation into Credit Agreement. This Second Amendment shall be incorporated into the Credit Agreement by this reference.

6. Full Force and Effect. Except as expressly modified by this Second Amendment, all of the terms, conditions, representations, warranties and covenants of the Credit Agreement and the other Loan Documents are true and correct and shall continue in full force and effect without modification, including without limitation, all liens and security interests securing the Borrower’s indebtedness to the Lenders and all Guaranty Agreements executed and delivered by the Guarantors.

7. Reimbursement of Expenses. The Borrower unconditionally agrees to pay and reimburse the Administrative Agent and save the Administrative Agent harmless against liability for the payment of reasonable out-of-pocket costs, expenses and disbursements, including without limitation, fees and expenses of counsel incurred by the Administrative Agent in connection with the development, preparation, execution, administration, interpretation or performance of this Second Amendment and all other documents or instruments to be delivered in connection herewith.

8. Counterparts. This Second Amendment may be executed by different parties hereto in any number of separate counterparts, each of which, when so executed and delivered shall be an original and all such counterparts shall together constitute one and the same instrument.

9. Entire Agreement. This Second Amendment sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any party which is not embodied in this Second Amendment, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not set forth herein.

10. Governing Law. This Second Amendment shall be deemed to be a contract under the laws of the State of Ohio, U.S.A. and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of Ohio, U.S.A. without regard to its conflict of laws principles.

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE - SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Second Amendment as of the day and year first above written.

BORROWER:

ADVANCED DRAINAGE SYSTEMS, INC.

By:	/s/ Mark B. Sturgeon
Name:	Mark B. Sturgeon
Title:	Secretary, Executive Vice President, Treasurer and Chief Financial Officer

GUARANTORS:

STORMTECH LLC

By:	/s/ Mark B. Sturgeon
Name:	Mark B. Sturgeon
Title:	Secretary and Treasurer

HANCOR HOLDING CORPORATION

By:	/s/ Mark B. Sturgeon
Name:	Mark B. Sturgeon
Title:	Secretary and Treasurer

[SIGNATURE PAGE - SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By:	/s/ George M. Gevas
Name:	George M. Gevas
Title:	Senior Vice President

[SIGNATURE PAGE - SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

BANK OF AMERICA, N.A., individually and as Co-Documentation Agent

By:	/s/ Michael E. Miller
Name:	Michael E. Miller
Title:	Vice President

[SIGNATURE PAGE - SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

BANK OF MONTREAL

By:	/s/ Michael Gift
Name:	Michael Gift
Title:	Vice President

[SIGNATURE PAGE - SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

BRANCH BANKING & TRUST COMPANY

By:	/s/ Brian J. Blomeke
Name:	Brian J. Blomeke
Title:	Senior Vice President

[SIGNATURE PAGE - SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

CITIZENS BANK OF PENNSYLVANIA

By:	/s/ Curtis C. Hunter III
Name:	Curtis C. Hunter III
Title:	Senior Vice President

[SIGNATURE PAGE - SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

FIFTH THIRD BANK, individually and as Co-Syndication Agent

By:	/s/ Williams J. Whitley
Name:	William J. Whitley
Title:	Senior Vice President

[SIGNATURE PAGE - SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

FIRSTMERIT BANK, N.A.

By:	/s/ Robert G. Morlan
Name:	Robert G. Morlan
Title:	Senior Vice President

[SIGNATURE PAGE - SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A., individually and as Co-Documentation Agent

By:	/s/ Jana Herzog
Name:	Jana Herzog
Title:	Authorized Officer

[SIGNATURE PAGE - SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

THE NORTHERN TRUST COMPANY

By:	/s/ Austin Nugent
Name:	Austin Nugent
Title:	Officer

[SIGNATURE PAGE - SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

TRISTATE CAPITAL BANK

By:	/s/ Michael Morris
Name:	Michael Morris
Title:	Senior Vice President